Exhibit 99.1

Horizon Pharma plc Announces First-Quarter 2016 Financial Results

— First-Quarter 2016 Net Sales of $204.7 Million, Up 81 Percent —

— First-Quarter 2016 Adjusted Operating Cash Flow of $67.9 Million;

GAAP Operating Cash Flow of $54.2 Million —

— Confirms Full-Year 2016 Net Sales Guidance of $1.025 to $1.050 Billion and

Full-Year 2016 Adjusted EBITDA Guidance of $505 to $520 Million —

— Completes Enrollment of ACTIMMUNE Phase 3 Clinical Trial in Friedreich’s Ataxia —

— Board of Directors Authorizes Share Repurchase Program —

DUBLIN, IRELAND – May 9, 2016 – Horizon Pharma plc (NASDAQ: HZNP), a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs, announced its first-quarter 2016 financial results today and confirmed its full-year 2016 net sales and adjusted EBITDA guidance.

“We achieved first-quarter net sales growth of 81 percent and we expect net sales, adjusted EBITDA and operating cash flows to increase sequentially as we progress through the year,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon Pharma plc. “With the completion of enrollment in our Phase 3 clinical trial for ACTIMMUNE in Friedreich’s ataxia, a life-shortening, ultra-orphan, neurologic disease that currently has no FDA-approved treatment options, we are on track to receive data in December of this year, and assuming positive results, target a first-quarter 2017 sBLA regulatory submission.”

Company Highlights

•	First-quarter 2016 year-over-year sales growth of 81 percent was driven by each of the Company’s business units: Orphan, Rheumatology and Primary Care. The Company’s orphan medicines, which include RAVICTI, ACTIMMUNE, KRYSTEXXA and BUPHENYL, represented 40 percent of total net sales in the first quarter of 2016 compared to 22 percent of total net sales in the first quarter of 2015.

•	First-quarter 2016 adjusted EBITDA of $72.0 million increased 122 percent. This represented 35.2 percent of first-quarter 2016 net sales, an increase of 650 basis points compared to the first quarter of 2015. First-quarter 2016 GAAP net loss was $(45.4) million, compared to a net loss of $(19.6) million in the first quarter of 2015, primarily reflecting higher intangible amortization and other expenses associated with acquisitions.

•	On May 5, 2016, patient enrollment was completed in the STEADFAST Phase 3 trial for ACTIMMUNE in Friedreich’s ataxia (FA), a life-shortening, ultra-orphan, neurologic disease with no FDA-approved treatment options. The Company expects to have data by the end of 2016.

•	On January 13, 2016, the Company acquired Crealta Holdings LLC and the orphan biologic medicine KRYSTEXXA indicated for chronic refractory gout.

•	In the U.S., the Company is pursuing an expanded RAVICTI indication for children with urea cycle disorders, or UCDs, who are two months to two years of age and expects to submit a supplemental new drug application to the FDA in the second quarter of 2016. The Company received approval for RAVICTI in Canada on March 21, 2016, and plans to launch mid-2016.

•	On May 4, 2016, the Company’s Board of Directors authorized a new share repurchase program to purchase up to 5 million ordinary shares in the open market.

First-Quarter Business Unit Net Sales Results

(in millions except for percentages)	Q1 16	Q1 15	% Change
Orphan	$66.3	$24.8	167
RAVICTI®(1)	37.1	—	NM
ACTIMMUNE®	25.5	24.8	3
BUPHENYL®(1)	3.7	—	NM
Rheumatology	27.4	8.2	232
KRYSTEXXA®(2)	16.2	—	NM
RAYOS®	10.5	7.2	46
LODOTRA®	0.7	1.0	-33
Primary Care	111.0	80.1	39
PENNSAID® 2%	55.0	18.2	201
DUEXIS®	29.6	28.9	3
VIMOVO®	25.5	33.0	-23
MIGERGOT®(2)	0.9	—	NM

Total net sales	$204.7	$113.1	81

(1)	RAVICTI and BUPHENYL were acquired on May 7, 2015.
(2)	KRYSTEXXA and MIGERGOT were acquired on January 13, 2016.

•	Orphan Business Unit: The orphan commercial organization continues to drive awareness of RAVICTI and ACTIMMUNE among both patients and physicians. RAVICTI and BUPHENYL sales in the first quarter of 2016 were $37.1 million and $3.7 million, respectively. ACTIMMUNE sales in the first quarter of 2016 were $25.5 million and increased 3 percent compared to the first quarter of 2015. The Company has completed enrollment in the STEADFAST Phase 3 clinical trial for ACTIMMUNE in FA, and currently six patients are enrolled in a Phase 1 dosing trial evaluating ACTIMMUNE as a combination therapy for certain cancers. With an estimated 3,700 patients in the United States with FA, the Company believes an approved indication for ACTIMMUNE in FA could represent a $500 million to $1 billion peak annual net sales opportunity.

•	Rheumatology Business Unit: KRYSTEXXA sales in the first quarter of 2016 were $16.2 million, representing a partial quarter of sales following the close of the Crealta acquisition on January 13, 2016. Patients continue to enroll in the TRIPLE trial, which is evaluating a reduction in immunogenicity by increasing the frequency of dosing of KRYSTEXXA from every other week to every week for the first three weeks of treatment. In the first quarter, the Company completed the addition of new sales representatives and has approximately 85 in total supporting KRYSTEXXA, RAYOS and PENNSAID 2%. RAYOS sales in the first quarter of 2016 were $10.5 million and increased 46 percent compared to the first quarter of 2015.

•	Primary Care Business Unit: PENNSAID 2% sales in the first quarter of 2016 were $55.0 million and increased 201 percent compared to the first quarter of 2015. DUEXIS and VIMOVO sales in the first quarter of 2016 were $29.6 million and $25.5 million, respectively, and sequentially declined compared to the fourth quarter of 2015, as expected, due to seasonality and increased control by certain pharmacy benefit managers and payors. Total prescriptions for the primary care business unit increased 94 percent compared to the first quarter of 2015, driven primarily by strong performance of PENNSAID 2%.

First-Quarter 2016 Financial Results

Note: For additional detail and reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the detailed tables at the end of this release.

	Q1 2016			Q1 2015
	(Unaudited)			(Unaudited)
(in millions, except per share amounts)	U.S. GAAP	Adjustments	Non-GAAP	U.S. GAAP	Adjustments	Non-GAAP
Net sales	$204.7	$—	$204.7	$113.1	$—	$113.1
Gross profit	127.5	57.9	185.4	84.3	18.6	102.9
Research and development	12.7	(4.1)	8.6	6.2	(0.6)	5.6
Sales and marketing	75.5	(5.8)	69.7	47.1	(3.0)	44.1
General and administrative	66.4	(31.5)	34.9	26.3	(6.5)	19.8
Total operating expenses	154.7	(41.4)	113.2	79.5	(10.1)	69.5
Interest expense, net	(19.5)	4.5	(15.0)	(10.0)	2.2	(7.8)
Foreign exchange loss	(0.2)	—	(0.2)	(0.8)	—	(0.8)
Loss on induced conversion of debt and debt extinguishment	—	—	—	(10.5)	10.5	—
Other expense, net	—	—	—	(1.0)	1.0	—
(Benefit) expense for income taxes	(1.4)	3.2	1.8	1.9	(1.6)	0.3
Net (loss) income	(45.4)	100.8	55.4	(19.6)	44.1	24.5
EBITDA (1)	39.8	32.2	72.0	16.8	15.7	32.5
Earnings per share - basic	$(0.28)	$0.63	$0.35	$(0.16)	$0.35	$0.19
Earnings per share - diluted	$(0.28)	$0.62	$0.34	$(0.16)	$0.33	$0.18

(1)	EBITDA is a non-GAAP measure.

•	Under U.S. generally accepted accounting principles (GAAP) in the first quarter of 2016, the gross profit ratio was 62.3 percent compared to 74.5 percent in the first quarter of 2015. The adjusted gross profit ratio in the first quarter of 2016 was 90.6 percent compared to 90.9 percent in the first quarter of 2015.

•	On a GAAP basis in the first quarter of 2016, total operating expenses were 75.6 percent of sales, research & development (R&D) expenses were 6.2 percent of sales, sales & marketing (S&M) expenses were 36.9 percent of sales and general & administrative (G&A) expenses were 32.4 percent of sales. Adjusted total operating expenses in the first quarter of 2016 were 55.3 percent of sales, adjusted R&D expenses were 4.2 percent of sales, adjusted S&M expenses were 34.0 percent of sales and adjusted G&A expenses were 17.0 percent of sales.

•	On a GAAP basis in the first quarter of 2016, net loss was $(45.4) million compared to a net loss of ($19.6) million in the first quarter of 2015, primarily reflecting higher intangible amortization and other expenses associated with acquisitions. Adjusted net income in the first quarter of 2016 increased 126 percent to $55.4 million compared to $24.5 million in the first quarter of 2015.

•	On an unadjusted basis in the first quarter of 2016, EBITDA was $39.8 million, or 19.5 percent of sales. Adjusted EBITDA in the first quarter of 2016 was $72.0 million, or 35.2 percent of sales, compared to $32.5 million, or 28.7 percent of sales, in the first quarter of 2015.

•	On a GAAP basis in the first quarter of 2016 and 2015, diluted loss per share was $(0.28) and ($0.16), respectively. Adjusted diluted earnings per share in the first quarter of 2016 and 2015 were $0.34 and $0.18, respectively, representing growth of 89 percent. Weighted average shares outstanding used for calculating diluted earnings per share in the first quarter of 2016 were 159.9 million and 163.7 million for GAAP and adjusted diluted earnings per share, respectively.

Cash Flow Statement and Balance Sheet Highlights

•	On a GAAP basis in the first quarter of 2016, operating cash flow was $54.2 million. Adjusted operating cash flow, which primarily excludes cash payments for acquisition-related costs, was $67.9 million in the first quarter of 2016.

•	The Company had cash and cash equivalents of $385.9 million as of March 31, 2016. In January 2016, the Company used approximately $515 million for the acquisition of Crealta Holdings LLC in an all-cash transaction.

•	Total principal amount of debt outstanding was $1.272 billion as of March 31, 2016, which was comprised of $397 million in senior secured term loans due 2021, $475 million in 6.625 percent senior notes due 2023 and $400 million of 2.5 percent exchangeable senior notes due 2022.

•	As of March 31, 2016, the Company had a total debt to last 12 months (LTM) adjusted EBITDA leverage ratio of 3.2 and a net debt to LTM adjusted EBITDA leverage ratio of 2.2.

Horizon Pharma Confirms 2016 Full-Year Guidance

The Company confirms its full-year and second-quarter net sales and adjusted EBITDA guidance.

	FY 2016E Guidance	Q2 2016E(1)	2H 2016E(1)
2016 Net sales	$1.025 to $1.050 Billion	22% to 23% of full-year net sales	57% to 59% of full-year net sales
2016 Adjusted EBITDA	$505 to $520 Million	21% to 22% of full-year adjusted EBITDA	64% to 66% of full-year adjusted EBITDA

(1)	Estimated percentages for Q2 and 2H 2016 based on midpoint of full-year 2016 guidance range.

Conference Call

At 8 a.m. EDT / 1 p.m. IST today, the Company will host a live conference call and webcast to review its financial and operating results and provide a general business update.

U.S. Dial-In Number: +1 888.338.8373

International Dial-In Number: +1 973.872.3000

Passcode: 87519901

The live webcast and a replay may be accessed by visiting Horizon’s website at http://ir.horizon-pharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast.

A replay of the conference call will be available approximately two hours after the call and accessible through one of the following telephone numbers, using the passcode below:

Replay U.S. Dial-In Number: +1 855.859.2056

Replay International Dial-In Number: +1 404.537.3406

Passcode: 87519901

About Horizon Pharma plc

Horizon Pharma plc is a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs. The Company markets nine medicines through its orphan, rheumatology and primary care business units. Horizon Pharma’s global headquarters are in Dublin, Ireland. For more information, please visit www.horizonpharma.com. Follow @HZNPplc on Twitter or view careers on our LinkedIn page.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon as non-GAAP financial measures. Horizon provides certain other financial measures such as adjusted net income, adjusted net income per share, adjusted gross profit and gross profit ratio, adjusted operating and other expenses and adjusted cash from operations, each of which include adjustments to GAAP figures. Adjustments to Horizon’s GAAP figures as well as EBITDA exclude acquisition-related expenses, an upfront fee for a license of a patent, loss on debt extinguishment and loss on sale of long-term investments, as well as non-cash items such as share-based compensation, depreciation and amortization, royalty accretion, non-cash interest expense, and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected 2016 financial results and trends. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon has not provided reconciliations of its 2016 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items that are a component of net income (loss) cannot be reasonably projected, due to the significant impact of changes in Horizon’s stock price on share-based compensation, the variability associated with acquisition-related expenses due to timing and other factors.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon Pharma’s expected full-year, second-quarter and second-half 2016 net sales and adjusted EBITDA guidance, expected financial performance in future periods, expected timing of clinical, regulatory and commercial events, expected product launches, potential growth of Horizon Pharma’s business and other statements that are not historical facts. These forward-looking statements are based on Horizon Pharma’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon’s actual full-year, second-quarter and second-half 2016 financial and operating results may differ from its expectations; Horizon Pharma’s ability to grow net sales from existing products; the availability of coverage and adequate reimbursement and pricing from government and third-party payors and risks relating to the success and costs of Horizon’s patient support program; risks associated with clinical development and regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon Pharma operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s filings and reports with the U.S. Securities and Exchange Commission (“SEC”). Horizon Pharma undertakes no duty or obligation to update any forward-looking statements contained in this presentation as a result of new information.

Contacts:

Investors:	U.S. Media:
John Thomas	Geoff Curtis
Executive Vice President, Strategy & Investor Relations	Senior Vice President, Corporate Communications
investor-relations@horizonpharma.com	gcurtis@horizonpharma.com

Tina Ventura	Ireland Media:
Vice President, Investor Relations	Ray Gordon
investor-relations@horizonpharma.com	Gordon MRM
ray@gordonmrm.ie

Horizon Pharma plc

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
Net sales	$204,690	$113,141
Cost of goods sold	77,233	28,853

Gross profit	127,457	84,288

OPERATING EXPENSES:
Research and development	12,722	6,181
Sales and marketing	75,544	47,063
General and administrative	66,395	26,280

Total operating expenses	154,661	79,524

Operating (loss) income	(27,204)	4,764

OTHER EXPENSE, NET:
Interest expense, net	(19,458)	(10,032)
Foreign exchange loss	(173)	(837)
Loss on induced conversion of debt and debt extinguishment	—	(10,544)
Other expense, net	(14)	(991)

Total other expense, net	(19,645)	(22,404)

Loss before (benefit) expense for income taxes	(46,849)	(17,640)
(BENEFIT) EXPENSE FOR INCOME TAXES	(1,443)	1,913

NET LOSS	$(45,406)	$(19,553)

Loss per share - basic and diluted	$(0.28)	$(0.16)

Weighted average shares outstanding - basic and diluted	159,904,416	125,650,593

Horizon Pharma plc

Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)

	As of
	Mar. 31, 2016	Dec. 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$385,853	$859,616
Restricted cash	2,778	1,860
Accounts receivable, net	290,289	210,437
Inventories, net	180,202	18,376
Prepaid expenses and other current assets	17,482	15,858

Total current assets	876,604	1,106,147

Property and equipment, net	18,581	14,020
Developed technology, net	1,976,902	1,609,049
In-process research and development	66,000	66,000
Other intangible assets, net	6,858	7,061
Goodwill	255,602	253,811
Deferred tax assets, net	4,347	2,278
Other assets	600	222

TOTAL ASSETS	$3,205,494	$3,058,588

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Long-term debt—current portion	$4,000	$4,000
Accounts payable	69,671	16,590
Accrued expenses	89,140	100,046
Accrued trade discounts and rebates	224,370	183,769
Accrued royalties—current portion	54,588	51,700
Deferred revenues—current portion	1,155	1,447

Total current liabilities	442,924	357,552

LONG-TERM LIABILITIES:
Exchangeable notes, net	286,558	282,889
Long-term debt, net, net of current	849,622	849,867
Accrued royalties, net of current	172,445	123,519
Deferred revenues, net of current	8,579	8,785
Deferred tax liabilities, net	133,648	113,400
Other long-term liabilities	19,749	9,431

Total long-term liabilities	1,470,601	1,387,891

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 300,000,000 shares authorized; 160,634,955 and 160,069,067 issued at March 31, 2016 and December 31, 2015 respectively, and 160,250,589 and 159,684,701 outstanding at March 31, 2016 and December 31, 2015, respectively.	16	16
Treasury stock, 384,366 ordinary shares at March 31, 2016 and December 31, 2015	(4,585)	(4,585)
Additional paid-in capital	2,026,029	2,001,552
Accumulated other comprehensive loss	(2,898)	(2,651)
Accumulated deficit	(726,593)	(681,187)

Total shareholders’ equity	1,291,969	1,313,145

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,205,494	$3,058,588

Horizon Pharma plc

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(45,406)	$(19,553)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	50,642	18,335
Share-based compensation	27,745	6,674
Royalty accretion	9,359	3,044
Loss on induced conversions of debt and debt extinguishment	—	4,848
Amortization of debt discount and deferred financing costs	4,425	2,206
Foreign exchange loss	173	837
Other	—	102
Changes in operating assets and liabilities:
Accounts receivable	(69,838)	(53,443)
Inventories	7,317	3,088
Prepaid expenses and other current assets	(242)	(34,307)
Accounts payable	52,856	(18)
Accrued trade discounts and rebates	40,601	2,188
Accrued expenses and accrued royalties	(23,521)	(6,022)
Deferred revenues	(498)	(26)
Deferred income taxes	(2,657)	1,356
Other non-current assets and liabilities	3,225	(48)

Net cash provided by (used in) operating activities	54,181	(70,739)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	(514,814)	—
Purchases of property and equipment	(7,525)	(1,577)
Change in restricted cash	(918)	138

Net cash used in investing activities	(523,257)	(1,439)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the issuance of Exchangeable Senior Notes	—	388,000
Repayment of the 2015 Term Loan Facility	(1,000)	—
Proceeds from the issuance of ordinary shares in connection with warrant exercises	—	9,924
Proceeds from the issuance of ordinary shares in connection with stock option exercises	919	1,789
Payment of employee withholding taxes relating to share-based awards	(4,185)	(1,215)

Net cash (used in) provided by financing activities	(4,266)	398,498

Effect of foreign exchange rate changes on cash	(421)	(916)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(473,763)	325,404
CASH AND CASH EQUIVALENTS, beginning of the period	859,616	218,807

CASH AND CASH EQUIVALENTS, end of the period	$385,853	$544,211

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
GAAP Net Loss	$ (45,406)	$ (19,553)
Non-GAAP Adjustments:
Acquisition-related costs	11,016	3,654
Upfront fee for license of patent	2,000	—
Loss on induced conversion of debt and debt extinguishment	—	10,544
Amortization and accretion:
Intangible amortization expense	49,650	17,681
Amortization of debt discount and deferred financing costs	4,425	2,206
Accretion of royalty liabilities	9,359	3,044
Amortizaton of inventory step-up adjustment	7,446	3,154
Share-based compensation	27,612	6,674
Depreciation expense	992	654
Royalties for medicines acquired through business combinations (1)	(8,500)	(5,196)

Total of pre-tax non-GAAP adjustments	104,000	42,415

Income tax adjustments (2)	(3,152)	1,629

Total of non-GAAP adjustments	100,848	44,044

Adjusted Non-GAAP Net Income	$55,442	$24,491

Adjusted Non-GAAP Earnings Per Share:
Weighted average shares - Basic	159,904,416	125,650,593

Adjusted Non-GAAP Earnings Per Share - Basic:
GAAP loss per share - Basic	$(0.28)	$(0.16)
Non-GAAP adjustments	0.63	0.35

Adjusted Non-GAAP earnings per share - Basic	$0.35	$0.19

Weighted average shares - Diluted
Weighted average shares - Basic	159,904,416	125,650,593
Ordinary share equivalents	3,756,579	12,524,900

Weighted average shares - Diluted	163,660,995	138,175,493

Adjusted Non-GAAP Net Income - Diluted
Adjusted Non-GAAP Net Income	$55,442	$24,491
Add: Convertible debt interest expense, net of taxes	—	714

Adjusted Non-GAAP Net Income - Diluted	$55,442	$25,205

GAAP loss per share - Diluted	$(0.28)	$(0.16)
Non-GAAP adjustments	0.63	0.35
Diluted earnings per share effect of ordinary share equivalents	(0.01)	(0.01)

Adjusted Non-GAAP earnings per share - Diluted	$0.34	$0.18

(1)	Royalties for medicines acquired through business combinations relate to VIMOVO, ACTIMMUNE, RAVICTI, BUPHENYL, KRYSTEXXA and MIGERGOT.
(2)	Represents adjustments to convert the income tax benefit/expense to the estimated amount of taxes that are payable in cash.

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

EBITDA and Operating Cash Flow (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
EBITDA and Adjusted EBITDA:
GAAP Net Loss	$(45,406)	$(19,553)
Depreciation	992	654
Amortization and accretion:
Intangible amortization expense	49,650	17,681
Accretion of royalty liabilities	9,359	3,044
Amortization of deferred revenue	(206)	(134)
Amortizaton of inventory step-up adjustment	7,446	3,154
Interest expense, net (including amortization of debt discount and deferred financing costs)	19,458	10,032
(Benefit) expense for income taxes	(1,443)	1,913

EBITDA	$39,850	$16,791

Non-GAAP adjustments:
Acquisition-related costs	11,016	3,654
Upfront fee for license of patent	2,000	—
Loss on induced conversion of debt and debt extinguishment	—	10,544
Share-based compensation	27,612	6,674
Royalties for medicines acquired through business combinations (1)	(8,500)	(5,196)

Total of Non-GAAP adjustments	$32,128	$15,676

Adjusted EBITDA	$71,978	$32,467

Adjusted Operating Cash Flow:
GAAP cash provided by (used in) operating activities	$54,181	$(70,739)
Cash payments of acquistion-related costs	11,694	1,820
Cash payments for upfront fee for license of patent	2,000	—
Cash payments for induced debt conversion	—	5,696

Adjusted operating cash flow	$67,875	$(63,223)

(1)	Royalties for medicines acquired through business combinations relate to VIMOVO, ACTIMMUNE, RAVICTI, BUPHENYL, KRYSTEXXA and MIGERGOT.

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended March 31, 2016

(Unaudited)

	Sales	COGS	Gross Profit	Research & Development	Sales & Marketing	General & Administrative	Interest Expense	Loss on Induced Debt Conversion & Debt Extinguishment	Foreign Exchange Gain (Loss)	Other	(Loss) Income Before Income Tax Benefit (Expense)	Income Tax Benefit (Expense)	Total
GAAP as reported	204,690	(77,233)	127,457	(12,722)	(75,544)	(66,395)	(19,458)	—	(173)	(14)	(46,849)	1,443	(45,406)
Non-GAAP Adjustments (in thousands):
Acquisition-related costs(1)	—	115	115	32	—	10,869	—	—	—	—	11,016	—	11,016
Upfront fee for license of patent(2)	—	—	—	2,000	—	—	—	—	—	—	2,000	—	2,000
Amortization and accretion:
Intangible amortization expense(3)	—	49,447	49,447	—	203	—	—	—	—	—	49,650	—	49,650
Amortization of debt discount and deferred financing costs(4)	—	—	—	—	—	—	4,425	—	—	—	4,425	—	4,425
Accretion of royalty liability(5)	—	9,359	9,359	—	—	—	—	—	—	—	9,359	—	9,359
Amortization of inventory step-up adjustment(6)	—	7,446	7,446	—	—	—	—	—	—	—	7,446	—	7,446
Share-based compensation(7)	—	—	—	2,125	5,678	19,809	—	—	—	—	27,612	—	27,612
Depreciation expense(8)	—	120	120	—	11	861	—	—	—	—	992	—	992
Royalties for medicines acquired through business combinations(9)	—	(8,500)	(8,500)	—	—	—	—	—	—	—	(8,500)	—	(8,500)
Income tax adjustments(10)	—	—	—	—	—	—	—	—	—	—	—	(3,152)	(3,152)

Total of non-GAAP adjustments	—	57,987	57,987	4,157	5,892	31,539	4,425	—	—	—	104,000	(3,152)	100,848

Adjusted Non-GAAP	204,690	(19,246)	185,444	(8,565)	(69,652)	(34,856)	(15,033)	—	(173)	(14)	57,151	(1,709)	55,442

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended March 31, 2015

(Unaudited)

	Sales	COGS	Gross Profit	Research & Development	Sales & Marketing	General & Administrative	Interest Expense	Loss on Induced Debt Conversion & Debt Extinguishment	Foreign Exchange Gain (Loss)	Other	(Loss) Income Before Income Tax Benefit (Expense)	Income Tax Benefit (Expense)	Total
GAAP as reported	113,141	(28,853)	84,288	(6,181)	(47,063)	(26,280)	(10,032)	(10,544)	(837)	(991)	(17,640)	(1,913)	(19,553)
Non-GAAP Adjustments (in thousands):
Loss on induced conversion of debt and debt extinguishment(11)	—	—	—	—	—	—	—	10,544	—	—	10,544	—	10,544
Acquisition-related costs(1)	—	—	—	117	—	2,537	—	—	—	1,000	3,654	—	3,654
Amortization and accretion:			—
Intangible amortization expense(3)	—	17,479	17,479	—	202	—	—	—	—	—	17,681	—	17,681
Amortization of debt discount and deferred financing costs(4)	—	—	—	—	—	—	2,206	—	—	—	2,206	—	2,206
Accretion of royalty liability(5)	—	3,044	3,044	—	—	—	—	—	—	—	3,044	—	3,044
Amortization of inventory step-up adjustment(6)	—	3,154	3,154	—	—	—	—	—	—	—	3,154	—	3,154
Share-based compensation(7)	—	—	—	458	2,801	3,415	—	—	—	—	6,674	—	6,674
Depreciation expense(8)	—	129	129	—	—	525	—	—	—	—	654	—	654
Royalties for medicines acquired through business combinations(9)	—	(5,196)	(5,196)	—	—	—	—	—	—	—	(5,196)	—	(5,196)
Income tax adjustments(10)	—	—	—	—	—	—	—	—	—	—	—	1,629	1,629

Total of non-GAAP adjustments	—	18,610	18,610	575	3,003	6,477	2,206	10,544	—	1,000	42,415	1,629	44,044

Adjusted Non-GAAP	113,141	(10,243)	102,898	(5,606)	(44,060)	(19,803)	(7,826)	—	(837)	9	24,775	(284)	24,491

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS - NON-GAAP ADJUSTED

(in thousands)

(1)	Expenses, including legal and consulting fees, incurred in connection with the Company’s acquisitions of Vidara Therapeutics International Public Limited Company (“Vidara”), Hyperion Therapeutics, Inc. (“Hyperion”) and Crealta Holdings LLC (“Crealta”), and its withdrawn offer to acquire Depomed Inc. have been excluded as non-recurring items.
(2)	Represents an upfront fee paid for a license of a patent.
(3)	Intangible amortization expenses are associated with the Company’s intellectual property rights, developed technology and customer relationships of VIMOVO, LODOTRA, RAYOS, ACTIMMUNE, PENNSAID 2%, RAVICTI, BUPHENYL, KRYSTEXXA and MIGERGOT.
(4)	Represents amortization of debt discount and deferred financing costs associated with the Company’s debt.
(5)	Represents accretion expense associated with the ACTIMMUNE, VIMOVO, RAVICTI, BUPHENYL, KRYSTEXXA and MIGERGOT royalties for the three months ended March 31, 2016 and represents accretion expense associated with the ACTIMMUNE and VIMOVO royalties for the three months ended March 31, 2015.
(6)	In connection with the Crealta acquisition, the KRYSTEXXA and MIGERGOT inventory was stepped up in value by $163,601 and during the three months ended March 31, 2016, the Company recognized in cost of goods sold $7,446 of step-up inventory costs related to KRYSTEXXA and MIGERGOT inventory sold. In connection with the Vidara acquisition, the ACTIMMUNE inventory was stepped up in value by $14,218 and during the first quarter of 2015, the Company recognized in cost of goods sold $3,154 of step-up inventory costs related to ACTIMMUNE.
(7)	Represents share-based compensation expense associated with the Company’s stock option, restricted stock unit, and performance stock unit grants to its employees and non-employees, its cash-settled long-term incentive program and its employee stock purchase plan.
(8)	Represents depreciation expense related to the Company’s property, equipment and leasehold improvements.
(9)	Royalties of $8,500 were incurred during the three months ended March 31, 2016, based on the period’s net sales for VIMOVO, ACTIMMUNE, RAVICTI, BUPHENYL, KRYSTEXXA and MIGERGOT. Royalties of $5,196 were incurred during the three months ended March 31, 2015, based on the period’s net sales for VIMOVO and ACTIMMUNE.
(10)	Represents adjustments to convert the income tax (expense) benefit to the estimated amount of taxes that are payable in cash.
(11)	During the three months ended March 31, 2015, the Company recorded a loss on induced debt conversion of $10,544, which represented the write-down of $4,848 in debt discount and deferred financing costs, $5,370 in additional exchange consideration to debt holders and $326 in expenses incurred in connection with the induced debt conversion.